[Logo of Behringer Harvard Mid-Term Value Enhancement Fund I LP]

October 7, 2005

Dear Investor,

In the wake of Hurricanes Katrina and Rita, I take this opportunity to provide our investors with a brief update regarding the impact of these storms on our assets. I'm pleased to report that our assets experienced no effects from these storms.

Like most Americans, Behringer Harvard employees were deeply affected by these hurricanes and the human struggles they caused. In Dallas, where our home offices are located, many of our employees assisted, either directly or through churches and other organizations, in local efforts to provide relief for the thousands who evacuated to the area. Many have also taken advantage of our offer to match employee donations designated for hurricane relief. (Matching donations were made by our fund sponsor and not from assets of the real estate programs in which you have invested.) Our thoughts and prayers go out to all those who have suffered the ill effects of these storms.

Thank you again for your support of Behringer Harvard.

Sincerely,

Robert M. Behringer

Chairman & CEO

cc: Your Financial Advisor